UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 6, 2006

Date of report (Date of earliest event reported)

PepsiAmericas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4000 Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(612) 661-3883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 6, 2006, PepsiAmericas, Inc., as borrower, entered into a credit agreement (the “Agreement”) with certain initial lenders and initial issuing banks, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A. and Wachovia Bank, National Association, as documentation agents, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers, and Citibank, N.A., as agent for the lenders, providing for a five-year, $600,000,000 unsecured revolving credit facility. The facility is for general corporate purposes, including commercial paper backstop. It replaces our previous five-year credit facility on substantially identical terms.

The Agreement contains terms customary for facilities of this nature, including certain restrictions on liens, change of business, and transactions with affiliates; requirements with respect to reporting, maintaining corporate existence, compliance with law, and maintaining in force bottling agreements with PepsiCo, Inc.; other affirmative and negative covenants; and events of default. It contains one financial covenant:  we must maintain a ratio of EBITDA to interest expense of greater than 3.0 to 1.0.

The Agreement, which appears as Exhibit 10 to this report, is incorporated by reference in response to this Item 1.01.

ITEM 2.03                CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

(a)           The information set forth in Item 1.01 hereof is incorporated by reference in response to this Item 2.03.

ITEM 9.01                FINANCIAL STATEMENTS AND EXHIBITS

(d)           See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2006	PepsiAmericas, Inc.

	By:	/s/ Alexander H. Ware
Alexander H. Ware Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10                                    U.S. $600,000,000 Five Year Credit Agreement, dated as of June 6, 2006, among PepsiAmericas, Inc. as borrower, certain initial lenders and initial issuing banks, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A. and Wachovia Bank, National Association, as documentation agents, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers, and Citibank, N.A., as agent for the lenders.